Exhibit 32.1

Statement Furnished Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

         The undersigned are the Chief Executive Officer and Chief Financial Officer of OBN Holdings, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2004 (the "10-KSB Report

         The undersigned certifies that the 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented ther

Date: October 10, 2005          /s/ ROGER N. SMITH
                                Roger N. Smith
                                Chief Executive Officer

Date: October 10, 2005          /s/ LARRY TAYLOR
                                Larry Taylor
                                Chief Financial Officer